EXHIBIT 2.6


                    AMENDMENT NO. 1 TO SUBSCRIPTION AGREEMENT
                    -----------------------------------------


         WHEREAS on June 29, 1998 each of the investors identified on Schedule A hereto ("Investor" or "Investors") had entered into a subscription agreement with The Recovery Network, Inc. (the "Company") relating to the investment by the Investors in securities of the Company (the "Subscription Agreement"); and

         WHEREAS, each of the Investors has purchased the securities for the Purchase Price identified on Schedule A hereto; and

         WHEREAS, the Company and Investors are desirous of amending the Subscription Agreements.

         NOW THEREFORE, for the mutual promises contained herein and other good and valuable mutual consideration, receipt of which is acknowledged, the parties agree as follows:

         1. Capitalized terms employed in this Amendment No. 1 (the "Amendment") shall have the same meanings as attributed to them in the Subscription Agreement.

         2. Except as modified herein, the Subscription Agreement and documents referred to therein, and all its terms and conditions remain in full force and effect. Unless otherwise indicated, the amendments set forth herein shall be deemed effective as of the date of the Subscription Agreement and the date hereof.

         3. Concurrently with the execution of this Amendment, the Company shall deliver to the Investors the amount of Company Stock ("Additional Company Shares") and Class B, C, and D common stock purchase warrants ("New B, C, or D Warrants" or "New Warrants") set forth on Schedule B hereto. The New Warrants are exercisable for the designated amounts of Company Stock until December 21, 2001 at per common share prices of $4.00, $5.00, or $6.00, respectively. The Additional Company Shares and New Warrants are granted all the rights and benefits accorded the Company Shares and Warrants, respectively, including but not limited to the reissuance of the Securities without restrictive legend as described in Section 4 of the Subscription Agreement, and the registration rights described in Section 10 of the Subscription Agreement. The Purchase Price set forth in Schedule A hereto shall be deemed the Purchase Price for all the Company Shares set forth on Schedule A and the Additional Company Shares (i.e. $2.00 per Company Share).

         4. The Investors agree not to sell the Company Shares and Additional Company Shares until after December 21, 1998, except for 900,000 common shares which may be proportionately sold by the Investors to Darryl Gurwich, or his assigns ("Optionee") as the holder of the option to purchase all but not less than all such 900,000 common shares at $3.00 per common share (the "Option"). However, upon exercise of the Option, each Investor shall have the right to restrict the exercise of the Option in relation to up to half of the Company Shares owned by the Investor which are deposited in Escrow and subject to the Option. A lock-up shall not apply to any of the shares subject to the Option which the Investor has withheld from being sold to the Optionee pursuant to the previous sentence. The terms of the Option are memorialized in an Option Escrow Agreement dated on or about the date of this Amendment.

         5. In the event the Option is exercised pursuant to the terms of the Option Escrow Agreement, then (i) the Investors agree to extend the lock-up period described in the previous paragraph until February 16, 1999; and (ii) the Reset rights of the Investors described in Section 9.1 of the Subscription Agreement will, on such date, be eliminated entirely. In the event the Closing Bid Price of the Company's Common Stock as reported by the NASDAQ SmallCap Market or such other principal market upon which the Common Stock is listed for trading is $5.00 or more for three consecutive trading days, then the Company Shares and Additional Company Shares will not be subject to any lock-up after such date.

         6. In the event the Option is not exercised pursuant to the terms of the Option Escrow Agreement then the Investors will be entitled to all Reset rights described in the Subscription Agreement and as amended herein. If the Registration Statement described in Section 10.1(iv) of the Subscription Agreement relating to all the Registrable Securities is declared effective on or before December 31, 1998, then the Trigger Date shall be January 2, 1999. Reset Dates shall be every thirtieth day after the Trigger Date until the Investor has Reset the entire Purchase Price. If any such date is not a trading day on the NASDAQ SmallCap Market or such other principal market where the Common Stock is listed for trading, then that Reset Date shall be the first trading day thereafter. Designated Portions to be determined by each Investor shall be not less than 5% nor more than 25% of the Purchase Price.

         7. In the event the Option is not exercised, then regardless of whether the Registration Statement described in Section 10.1(iv) of the Subscription Agreement was declared effective or not declared effective, Liquidated Damages in accordance with Section 10.2(j) of the Subscription Agreement for a Non-Registration Event will be assessed against the Company, and be immediately payable by the Company to the Investors as if such Registration Statement had not been declared effective as of December 21, 1998, (i.e. damages will accrue for a period of not less than October 27, 1998 through December 21, 1998).

         8. In the event the Option is exercised then the Investors waive damages with respect to the Non-Registration Event described in Paragraph "7" above.

         9. In the event a Registration Statement relating to all the Registrable Securities (which includes the Additional Company Shares and New B, C, and D Warrants) (i) is not filed with the Securities and Exchange Commission on or before October 30, 1998; or (ii) if not reviewed and commented upon in writing by the Securities and Exchange Commission and not declared effective on or before November 4, 1998; or (iii) if reviewed and commented upon in writing by the Securities and Exchange Commission and not declared effective on or before December 15, 1998, then the lock-up and Option described in Paragraph "4" of this Amendment shall be void.

         10. The Company shall deliver to Grushko & Mittman (the "Escrow Agent"), upon the execution hereof 1,000,000 shares of Common Stock of the Company (the "Escrowed Shares") in the names of the Investors in the denominations set forth on Schedule A to be held in escrow. While held in escrow, the Escrowed Shares shall not be deemed issued and outstanding for any purpose nor shall any Investor have any voting or dispositive rights thereto. The certificate representing the Escrowed Shares shall be imprinted with the legend described in Section 1(e) of the Subscription Agreement which is subject to removal pursuant to Section 4 of the Subscription Agreement. Any restrictive legend imprinted on the Escrowed Shares will be removed immediately upon effectiveness of a Registration Statement relating to such Escrowed Shares. The terms and conditions of escrow shall be set forth in an escrow agreement in the form annexed as Exhibit 1 hereto (the "Escrow Agreement"). The Company shall deliver to the Escrow Agent, from time to time, at the request of the Investor, within seven (7) business days after notice to the Company of such request, such additional Company Shares as would be necessary to offset any dilutive events as described in Section 11.2(g) of the Subscription Agreement affecting the Escrowed Shares. The Escrowed Shares are to be employed to satisfy the Company's obligation to deliver shares to the Investors upon Reset and to satisfy any outstanding
                                        3
monetary obligations of the Company pursuant to Sections 9.1(f), 9.3 and 10.2(j) of the Subscription Agreement. The Investor may elect to satisfy any outstanding Company obligation arising under Section 9.1(f), 9.3, or Section 10.2(j) of the Subscription Agreement and Paragraph 7 of this Amendment by demanding the release from escrow of Company Shares at a per share value equivalent to 75% of the lowest bid price of the Company's Common Stock on NASDAQ SmallCap or on any exchange or other securities market on which the Common Stock is then being traded, for the five trading days prior to the date notice of such election is given to the Company. Upon execution of this Amendment, the Company shall pay the Escrow Agent a fee of $15,000 as compensation for the services of the Escrow Agent.

         11. The Company will remove Put Shares from the pending registration statement and not register any common shares issuable upon exercise of the Put in any registration statement filed prior to December 22, 1998. Nevertheless, the Company will register the same amount of Common Stock required to be registered pursuant to Section 10.1(iv) of the Subscription Agreement and one share of Common Stock for each Additional Company Share and each share of Common Stock issuable upon exercise of the New Warrants.

         12. The Company will provide an updated legal opinion acceptable to the Investors relating to the Additional Company Shares, New Class B, C, and D Warrants and this Amendment in substantially similar form to the legal opinion previously provided pursuant to Section 3 of the Subscription Agreement.





                      [THIS SPACE INTENTIONALLY LEFT BLANK]

         13. This Amendment may be executed in multiple counterparts, and by facsimile signature and may be delivered via telecopier.

                             THE RECOVERY NETWORK, INC.


                             By:_________________________________


                             AUSTOST ANSTALT SCHAAN


                             By:_________________________________


                             BALMORE FUNDS S.A.


                             By:_________________________________

         13. This Amendment may be executed in multiple counterparts, and by facsimile signature and may be delivered via telecopier.

                             THE RECOVERY NETWORK, INC.


                             By:_________________________________


                             ZAKENI LTD.


                             By:_________________________________


                             BL SQUARED FOUNDATION


                             By:_________________________________


                             THE SARGON FUND, L.P.


                             By:_________________________________


                              TLG REALTY


                              By:_________________________________




                              ------------------------------------
                                  MARTIN CHOPP

                           AMENDMENT NO. 1 SCHEDULE A
                           --------------------------



INVESTORS                                        PURCHASE                COMPANY SHARES               ALLOCATION OF
                                                 PRICE                   PREVIOUSLY                   ESCROWED
                                                                         RECEIVED                     SHARES
AUSTOST ANSTALT SCHAAN                           750,000.00              333,333                      300,000
7440 Fuerstentum
Lichenstein
Landstrasse 163
Fax: 011-431-534532895

BALMORE FUNDS S.A.                               750,000.00              333,333                      300,000
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262

ZAKENI LTD.                                      500,000.00              222,222                      200,000
c/o Betuvo AG
Baarer Strasse
73 Postsach 2121
6302 ZUG, Switzerland
Fax: 416-638-5023

BL SQUARED FOUNDATION                            200,000.00              88,889                       80,000
274 Madison Avenue
New York, NY 10016
Attn: Mel Lifschitz
Fax: 212-779-3218

THE SARGON FUND, L.P.                            150,000.00              66,667                       60,000
20 Adele Road
Cedarhurst, NY 11516
Fax: 516-371-6999

TLG REALTY                                       50,000.00               22,222                       20,000
c/o Melo
525 West 52nd Street
New York, NY 10019
Attn: Bob Fischbein
Fax: 212-974-8315

MARTIN CHOPP                                     100,000.00              44,444                       40,000
1129 East 22nd Street
Brooklyn, NY 11210
Fax: 718-854-3342

TOTALS                                           2,500,000               1,111,110                    1,000,000

                                        7



                           AMENDMENT NO. 1 SCHEDULE B



INVESTORS                                     ADDITIONAL            B WARRANTS             C WARRANTS            D WARRANTS
                                              COMPANY
                                              SHARES
AUSTOST ANSTALT SCHAAN                        41,667                60,000                 30,000                30,000
7440 Fuerstentum
Lichenstein
Landstrasse 163
Fax: 011-431-534532895

BALMORE FUNDS S.A.                            41,667                60,000                 30,000                30,000
P.O. Box 4603
Zurich, Switzerland
Fax: 011-411-201-6262

ZAKENI LTD.                                   27,778                40,000                 20,000                20,000
c/o Betuvo AG
Baarer Strasse
73 Postsach 2121
6302 ZUG, Switzerland
Fax: 416-638-5023

BL SQUARED FOUNDATION                         11,111                16,000                 8,000                 8,000
274 Madison Avenue
New York, NY 10016
Attn: Mel Lifschitz
Fax: 212-779-3218

THE SARGON FUND, L.P.                         8,333                 12,000                 6,000                 6,000
20 Adele Road
Cedarhurst, NY 11516
Attn: Jennifer Spinner
Fax: 516-371-6999

TLG REALTY                                    2,778                 4,000                  2,000                 2,000
c/o Melo
525 West 52nd Street
New York, NY 10019
Attn: Bob Fischbein
Fax: 212-974-8315

MARTIN CHOPP                                  5,556                 8,000                  4,000                 4,000
1129 East 22nd Street
Brooklyn, NY 11210
Fax: 718-854-3342
TOTALS                                        138,890               200,000                100,000               100,000


                                        8